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                                  Exhibit 23.2
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                                   Consent of
                     Stevens, Thomas, Schemer & Sparks, P.A.

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                         Consent of Independent Auditors



We consent to the inclusion of our report, dated January 30, 1998, on our audit of the consolidated financial statements of Citrus Financial Services, Inc. and Subsidiary, and to the use of our name under the caption "Experts" in this Registration Statement of Citrus Financial Services, Inc., on Form SB-2.



/S/STEVENS, THOMAS, SCHEMER & SPARKS, P.A.

STEVENS, THOMAS, SCHEMER & SPARKS, P. A.
Jacksonville, Florida
November 19, 1998